BUTLER NATIONAL CORPORATION
              1546 East Spruce Road
               Olathe, Kansas 66061

     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                 OCTOBER 1, 1996


To the Shareholders of Butler National Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Butler National Corporation (the "Company") will be held at the Holiday Inn-Olathe, 1010 West 151st Street, Olathe, Kansas, on Tuesday, October 1, 1996, at 11:00 a.m., for the following purposes:

1. To elect five (5) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

 2.To ratify the selection of Arthur Andersen LLP as auditors for the fiscal
year ending April 30,   1997.

 3. To consider and vote upon a proposal to approve changing
the Company's state incorporation   from Minnesota to Delaware
by merging the Company into a wholly owned subsidiary of the Company which is a Delaware corporation.

 4. To transact such other business as may properly come before
the meeting or any adjournment or   adjournments thereof.

The Board of Directors has fixed the close of business on August
16, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


             By Order of the Board of Directors,



             WILLIAM A. GRIFFITH, Secretary

Olathe, Kansas
August 16, 1996


TO ASSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE
ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT
TO ATTEND IN PERSON.  SHAREHOLDERS WHO ATTEND
THE MEETING MAY REVOKE THEIR PROXIES AND VOTE
IN PERSON IF THEY DESIRE.

           BUTLER NATIONAL CORPORATION
              1546 East Spruce Road
               Olathe, Kansas 66061


                 PROXY STATEMENT

General

 This Proxy Statement is furnished to the shareholders of Butler National Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on October 1, 1996, or any adjournment or adjournments thereof.
The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph, or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

 Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted. The mailing of this proxy statement to shareholders of the Company commenced on or about August 26, 1996. The
Company's corporate offices are located at 1546 East Spruce
Road, Olathe, Kansas 66061 and its telephone number is (913)
780-9595.

 The Company has outstanding only one class of Common Stock, par value $.01 per share ("Common Stock"), of which 9,280,890 shares were issued, outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote.
Shareholders may not cumulate votes in the election of directors. Only shareholders of record at the close of business on August
16, 1996, will be entitled to vote at the meeting. The presence in person or by proxy of the holders of 35% of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

Voting

 The Charter Documents of the Company require that a 35% of the votes of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting be present in person or represented by Proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Provided a quorum is present, the affirmative vote of (a) a plurality of the votes cast by the holders of the Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter is required for the election of directors and (b) the holders of a majority of the voting power of all shares is required for the approval of the Reincorporation described herein. Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Broker non-votes (i.e., a proxy card returned by a holder on behalf of its beneficial owner that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote) will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes will not be considered as votes cast and thus will not affect the outcome of voting on a proposal.

Stockholder Proposals

 The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Butler National Corporation 1997 Annual Meeting of Shareholders is expected to be held on or about September 30, 1997, and proxy materials in connection with that meeting are expected to be mailed on or about August 29, 1997. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before June 3, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

 The following table sets forth, with respect to the Company's common stock (the only class of voting securities), the only persons known to be beneficial owners of more than five percent (5%) of any class of the Company's voting securities as of June 27, 1996.

Name and Address of    Amount and Nature of         Percent
Beneficial Owner       Beneficial Ownership <FN1>    of Class
Clark D. Stewart
1546 East Spruce Road
Olathe, Kansas  66061   2,205,920<FN2>               18.73%
Marvin J. Eisenbath
1546 East Spruce Road
Olathe, Kansas  66061   650,000                       5.52%

<FN1> Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting power and sole investment power.
<FN2> Includes 1,120,000 shares which may be acquired by Mr. Stewart pursuant to the exercise of stock options which are exercisable.


 The following table sets forth, with respect to the Company's common stock (the only class of voting securities), (i) shares beneficially owned by all directors and named executive officers of the Company, and (ii) total shares beneficially owned by directors and officers as a group, as of June 27, 1996.

Name of               Amount and Nature of            Percent
Beneficial Owner      Beneficial Ownership <FN1>      of Class
Clark D. Stewart          2,205,920<FM2>               18.73%

Marvin J. Eisenbath       650,000                       5.52%

William E. Logan          260,000<FN3>                  2.21%

R. Warren Wagoner         335,000<FN4>                  2.84%

William A. Griffith        172,000<FN5>                 1.46%

David B. Hayden            60,000<FN6>                   .51%

All Directors and         4,162,900<FN7>               35.34%
 Officers as a
 Group (12 persons)

<FN1> Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting power and sole investment power.
<FN2> Includes 1,120,000 shares which may be acquired by Mr. Stewart pursuant to the exercise of stock options which are exercisable.
<FN3> Includes 210,000 shares which may be acquired by Mr. Logan pursuant to the exercise of stock options which are exercisable.
<FN4> Includes 235,000 shares which may be acquired by Mr. Wagoner pursuant to the exercise of stock options which are exercisable.
<FN5> Includes 92,000 shares which may be acquired by Mr. Griffith pursuant to the exercise of stock options which are exercisable.
<FN6> Includes 50,000 shares which may be acquired by Mr. Hayden pursuant to the exercise of stock options which are exercisable.
<FN7> Includes 2,154,700 shares for all directors and executive officers as a group, which may be acquired pursuant to the exercise of stock options which are exercisable.

              ELECTION OF DIRECTORS
                 (Proposal No. 1)

 The number of directors constituting the Board of Directors has been fixed by the Company at five. The term of office for a director is one year or until his successor is elected an qualified. The Board of Directors has nominated for election the five (5) persons named below. All of the nominees are currently members of the Board of Directors. All of the nominees except
Mr. Hayden were elected by the shareholders. Mr. Hayden was appointed as a director by the Board of Directors on December
1, 1995 to fill a vacancy. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

 DIRECTORS AND EXECUTIVE OFFICERS OF THE
REGISTRANT

 The names and ages of the directors, their principal occupations for at least the past five years are set forth below, based on information furnished to the Company by the directors.


Clark D. Stewart (56)(2) Served Since 1989  President of the
Company from September 1, 1989 to present.  President of
Tradewind Systems, Inc. (consulting and computer sales) 1980 to present; Executive Vice President of RO Corporation
(manufacturing) 1986 to 1989; President of Tradewind Industries,
Inc. (manufacturing) 1979 to 1985.

R. Warren Wagoner (44)(1)(2) Served Since 1986 Chairman of the Board of Directors of the Company since August 30, 1989 and President of the Company from July 26, 1989 to September 1, 1989. Sales Manager of Yamazen Machine Tool, Inc. from March, 1992 to March, 1994; President of Stelco, Inc. (manufacturing) 1987 to 1989; General Manager, AmTech Metal Fabrications, Inc., Grandview, MO 1982 to 1987.

William E. Logan (58)(1)(2) Served Since 1990 Vice President and Treasurer of Wendy's Hamburgers of Kansas City, Inc. June, 1984 to present. Vice President and Treasurer of Valley Foods Services, Inc. (wholesale food distributor) June, 1988 to April, 1993. Professional practice as a Certified Public Accountant 1965 to 1984.

William A. Griffith (49)(1)(2) Served Since 1990 Secretary of the
Company, President of Griffith and Associates (management consulting) since 1984. Management consultant for Diversified
Health Companies (management consulting) from 1986 to 1989 and for Health Pro (health care) from 1984 to 1986. Chief
Executive Officer of Southwest Medical Center (hospital) from
1981 to 1984.

David B. Hayden(50)(2) Served Since 1996 Co-owner and
President of Kings Avionics, Inc. since 1974 (avionics sales and service). Co-owner of Kings Aviation LLP (aircraft fixed base operation and maintenance) since 1994. Field Engineer for King Radio Corporation (avionics manufacturing) 1966 to 1974. Mr. Hayden was appointed as a Director by the Board of Directors on December 1, 1995.

(1) Audit Committee
(2) Compensation Committee


 During the fiscal year ended April 30, 1996, the Board of Directors met two times. Each director attended 100% of the meetings of the Board of Directors. Members of the Board who are not otherwise paid employees of the Company (all except Mr. Stewart) are paid $100 for each meeting attended. The Board of Directors has an Audit Committee and Compensation
Committee, but no Nominating Committee. During fiscal 1996, the Audit Committee consisted of R. Warren Wagoner, William
E. Logan and William A. Griffith. Its function is to assist the President in the review of the financial performance and operations of the Company. The Audit Committee met once during the fiscal year ended April 30, 1996 and all members of the Audit Committee attended the meeting.

 During fiscal 1996, the Compensation Committee consisted of the Board of Directors. Its function is to assist the President in periodic reviews of the performance of management which in turn leads to salary review and recommendations for salary adjustment. The Compensation Committee met one time during the fiscal year ended April 30, 1996 and all members of the Audit
Committee attended the meeting.

The Board of Directors recommends a vote "FOR" each of Messrs. Wagoner, Stewart, Logan, Griffith and Hayden for election as directors of the Company.

 The executive officers of the Company are elected each year at the annual meeting of the Board of Directors held in conjunction with the annual meeting of shareholders and at special meetings held during the year. The executive officers are as follows:

R. Warren Wagoner, 44,Chairman of the Board of Directors
Clark D. Stewart, 56, President and Chief Executive Officer
Jack L. Graham, 72, Vice President, Aircraft Modifications
Thomas E. Woodson, 58, Vice President, Avionics
Jon C. Fischrupp, 56, President of Butler National Services, Inc., a wholly-owned subsidiary of the Company
Marvin J. Eisenbath, 44, President of R. F. Inc., a wholly-owned subsidiary of the Company ("RFI")
Stephanie S. Ruskey, 31, Vice President, Chief Financial Officer and Assistant Secretary
Edward J. Matukewicz, 48, Treasurer
William A. Griffith, 49, Secretary

 R. Warren Wagoner was General Manager, Am-Tech Metal Fabrications, Inc. from 1982 to 1987. From 1987 to 1989, Mr. Wagoner was President of Stelco, Inc. Mr. Wagoner was Sales Manager for Yamazen Machine Tool, Inc. from March
1992 to March 1994. Mr. Wagoner was President of the Company from July 26, 1989, to September 1, 1989. He became Chairman of the Board of the Company on August 30, 1989.

 Clark D. Stewart was President of Tradewind Industries, Inc., a manufacturing company, from 1979 to 1985. From 1986 to 1989, Mr. Stewart was Executive Vice President of RO Corporation. In 1980, Mr. Stewart became President of Tradewind Systems, Inc.
He became President of the Company in September 1989.

 Jack L. Graham was President of Avcon Industries for 19 years and joined the Company in December 1983, at the time of the acquisition of Avcon Industries by the Company. Mr. Graham is Vice President, Aircraft Modifications.

 Thomas E. Woodson has been President of Plectron
Corporation since 1980. Mr. Woodson became General Manager of Woodson Avionics, Inc. in February 1990, and Vice President of Avionics in November 1990.

 Jon C. Fischrupp was President of Lauderdale Services, Inc.
("LSI") from June 14, 1978, until May 1, 1986, at which time the
Company acquired LSI and he became President of LSI (now known as Butler National Services, Inc.).

 Marvin J. Eisenbath was President of RFI from January 1988 to
April 1994, at which time the Company acquired RFI and he continued as its President. Mr. Eisenbath was the Vice President of Purchasing of Sysco Corporation from 1981 to 1987.

 Stephanie S. Ruskey, CPA, was a senior accountant with Arthur Andersen LLP from May 1987 until December 1990. Ms. Ruskey joined the Company in December, 1990, as controller and was promoted to Vice President - Chief Financial Officer in 1991.

 Edward J. Matukewicz was Vice President of Master Fund
Company from 1987 to 1990 and Vice President of First Trust of
Mid America from 1990 to 1991.  Mr. Matukewicz joined the
Company in May, 1991, as Treasurer.

 William A. Griffith was Chief Executive Officer of Southwest Medical Center (hospital) from 1981 to 1984. Mr. Griffith was a management consultant for Health Pro from 1984 to 1986 and for Diversified Health Companies from 1986 to 1989. Mr. Griffith has been President of Griffith and Associates, management consulting, since 1984. Mr. Griffith became Secretary of the Company in 1992.

Except for the following, based solely upon a review of Forms 3 and 4 and amendment thereto filed with the Company during the most recent fiscal year and Form 5 and amendments thereto filed with the Company with respect to its most recent fiscal year, all reports required to be filed for the fiscal years ending April 30, 1995 and 1996 with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, by the Company's executive officers, directors and 10% stockholders have been filed on a timely basis in accordance with applicable rules. Ms. Brenda Brainard Shadwick has not filed a Form 3 reflecting her employment with the Company (beginning
July 1994), a Form 4 reflecting her holdings of 8,333 shares of the Company's common stock (restricted shares issued per her employment agreement on June 24, 1994) or a Form 5 reflecting her status as of April 30, 1995. On April 17, 1995, Ms.
Shadwick's employment was terminated.

COMPENSATION OF EXECUTIVE OFFICERS

 The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended April 30, 1996, 1995 and 1994:

Summary Compensation Table
Name and                                           Other Annual
Principal                                          Compensation
Position          Year   Salary($)   Bonus($)      ($)
Clark D. Stewart,
President and
CEO, Director     96       212,075       0         0
                  95        195,590      0         0
                  94        166,185       0        0

Marvin J. Eisenbath,
President, R. F., Inc.
<FN2>             96       331,791       0         0
                  95       307,469      0         0
                  94       6,923          0        0
Brenda Brainard
Shadwick, Indian
 Affairs counsel
<FN3>             96         N/A          N/A    N/A
                  95       133,709        N/A    N/A
                  94         N/A          N/A    N/A
Long Term Compensation
Awards                          Payouts
Restricted    Securities         LTIP
Stock         Underlying                          All Other
Awards(s)     Options           Payouts         Compensation
($)              (#)<FN1>         ($)               ($)
0               50,000              0               0
0               100,000             0               0
0               970,000             0               0

0                 0                   0              0
0                 0                   0              0
N/A                 N/A               N/A          N/A

N/A                 N/A              N/A           N/A
24,999              N/A              N/A           N/A
N/A                 N/A              N/A           N/A

<FN1>Represents options granted pursuant to the Company's 1989 Nonqualified
Stock Option Plan (100,000) in 1995 and 1993 Nonqualified Stock Option Plan (20,000) and 1993 Nonqualified Stock Option Plan II (950,000) in 1994.
<FN2>Mr. Eisenbath, President of RFI, became an executive officer of the
Company on April 22, 1994.
<FN3>Ms. Shadwick, Indian Affairs counsel, employed July 5, 1994 to April 17,
1995. Ms. Shadwick was issued 8,333 shares of common stock with a value of $24,999 on June 24, 1994. Ms. Shadwick received these shares on her termination date.

OPTION GRANTS, IN LAST FISCAL YEAR

 The following table provides further information concerning grants of stock options pursuant to the 1995 Nonqualified Stock Option Plan during the fiscal 1996 year (the only Plan under which options were granted in such fiscal year ) to the named executive officers:

                                      Individual Grants
Name       Number of        Percent of Total     Exercise or
           Securities          Options            Base Price
           Underlying        Granted to             ($/Sh)
           Options           Employees in
           Granted (#)       Fiscal Year
Clark D. Stewart,      50,000              7.1%                  2.00
Chief Executive
Officer<FN1>
 Marvin J. Eisenbath   -0-                  N/A                   N/A
 Brenda Brainard
Shadwick                N/A                 N/A                  N/A



Expiration Date       Potential Realizable Value
                       at Assumed Annual Rates of
                       Stock Price Appreciation
                         for Option Term*
                         5% ($)               10% ($)
12/01/05                    81,445                126,687
N/A                         N/A                    N/A
N/A                         N/A                    N/A

<FN1>Except in the event of death or retirement for disability, if Mr. Stewart ceases to be employed by the Company, his option shall terminate immediately. Upon death or retirement for disability, Mr. Stewart (or his representative) shall have three months or one year, respectively, following the date of death or retirement, as the case may be, in which to exercise such options. The option granted for 50,000 shares of Common Stock was granted on December 1, 1995 from the 1995 Stock Option Plan.
All such options are immediately exercisable.
* The dollar amounts set forth under these columns are the result of the 5% and 10% rates set by the Securities and Exchange
       Commission and are not intended to forecast possible future appreciation.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND OPTION VALUES
 AT APRIL 30, 1996

 The following table provides information with respect to the named executive officers concerning options exercised and value of unexercised options held as of the end of the Company's last fiscal year (April 30, 1996):


Name         Shares Acquired on
             Exercise (#)                Value Realized ($)
Clark D. Stewart,
 Chief Executive
 Officer                400,000                                   340,000
Marvin J.
Eisenbath                 0                                           0
Brenda Brainard
Shadwick                  N/A                                       N/A


Number of Securities Underlying             Value of Unexercised
Unexercised Options at FY-End (#)         In-the-Money Options
at FY-End                                     ($)<FN1>
Exercisable/Unexercisable                  Exercisable/Unexercisable
1,120,000/0                                             43,750/0
0                                                          0
N/A                                                      N/A

<FN1>Based on the price of the Company's common stock at
the close of business on Tuesday, April 30, 1996 and the exercise price of the options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

 The Compensation Committee of the Board of Directors is comprised of Mr. Wagoner, Mr. Stewart, Mr. Griffith and
Mr. Logan.  Mr. Stewart is the President and Chief Executive
Officer of the Company and Mr. Griffith is the Secretary of the Company.

 During fiscal 1996, the President and CEO, Clark D. Stewart, exercised his option to purchase 400,000 shares of the Company's common stock under the terms of the 1989 Nonqualified Stock Option Plan through a loan by the Company. The shares were purchased at prices ranging from $.70 to $1.00 per share. The largest aggregate amount of indebtedness outstanding was $367,000 during fiscal 1996. The amount outstanding at June 27, 1996, is $359,027. Interest is charged at the prime rate beginning May 1, 1996.

 During fiscal 1996, the consulting firm of Griffith & Associates was paid for business consulting services rendered to the Company in the approximate amount of $47,000. William A.
Griffith, who is a director for the Company, is a principal at Griffith & Associates. It is anticipated that Griffith & Associates will continue to provide services for the Company.

 During fiscal 1996, the Company paid consulting fees of approximately $110,000 to Mr. Logan for business consulting services. It is anticipated that Mr. Logan will continue to provide services for the Company. During the 1995 fiscal year, sales to Wendy's Hamburgers of Kansas City, Inc. ("WH of KC, Inc.")
accounted for approximately 6% of the net sales of the Company
($790,000). William E. Logan, who is a director for the Company, is Vice President and Treasurer of WH of KC, Inc.
Mr. Logan sold the WH of KC, Inc. restaurants as of June 3,
1994. The Company no longer provided temporary services subsequent to June 3, 1994.

 During fiscal 1996, the consulting firm of Butler Financial Corporation was paid for business consulting services rendered to the Company in the approximate amount of $20,000. R. Warren Wagoner, who is a director for the Company, is a principal at Butler Financial Corporation. It is anticipated that Butler Financial Corporation will continue to provide services for the Company.

 During fiscal 1996, the Company paid rent payments totalling approximately $30,000 to Eisenbath Properties, Inc. for office space leased by RFI. Marvin J. Eisenbath, who is an officer of the Company, owns Eisenbath Properties, Inc. It is anticipated the Company will continue to lease office space from Eisenbath Properties, Inc.

EMPLOYMENT CONTRACTS, TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS, LITIGATION.

 On March 17, 1994, the Company entered into a five-year employment agreement with Clark D. Stewart under the terms of which Mr. Stewart was employed as the President and Chief
Executive Officer of the Company at an initial minimum annual salary of $198,000 and a minimum salary of $208,000, $218,500, $229,500 and $241,000, respectively, in years two through five. In the event Mr. Stewart is terminated from employment with the Company other than "for cause," Mr. Stewart shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the employment agreement.
Mr. Stewart was also granted an automobile allowance of $600 per month.

 On April 22, 1994, the Company entered into a five-year employment agreement with Marvin J. Eisenbath under the terms of which Mr. Eisenbath was employed at an annual salary of $300,000 plus an annual incentive bonus based on the net profits of the food distribution division. This incentive arrangement is consistent with the incentive arrangements made with the Company's other division managers. In the event Mr. Eisenbath is terminated from employment with the Company other than "for cause," Mr. Eisenbath shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the employment agreement.

 On June 6, 1994, the Company entered into a five-year employment agreement with Brenda Brainard Shadwick under the terms of which Ms. Shadwick was employed at an annual salary of $150,000 plus additional compensation to be issued in stock options or warrants having fair market value of $25,000. The contract provided that in the event Ms. Shadwick was terminated from employment with the Company other than "for cause," Ms. Shadwick would receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the employment agreement.

 The Company terminated Ms. Shadwick's employment in April
1995. This individual filed a lawsuit against the Company, the President of the Company and various corporate subsidiaries alleging the Company wrongfully terminated the individual's employment in breach of the contract. The suit was filed in October, 1995, in State Court in Johnson County, Kansas. The individual has asserted a claim for damages in excess of $1,400,000. The individual had proposed a settlement offer for $500,000, but has recently withdrawn the settlement offer. The individual has withdrawn the suit in State Court in July 1996, and has filed a substantially similar suit in Federal Court in the District of Kansas. It is management's position that the Company will defend the claim vigorously and in that pursuit the Company has asserted a counterclaim against the individual for negligence in the performance of the individual's professional duties.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

 On an annual basis, the Compensation Committee reviews the salaries and performance adjustments of the executive officers and oversees the administration of the Company's compensation program.

 In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the below listed committee members in their capacity as the Board's Compensation Committee. The report addresses the Company's compensation policy as it related to the executive officers for fiscal 1996.

 General Compensation Policy. The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the Company's performance (as evidenced by revenue, operating ratio (operating expenses divided by operating revenue), operating income and earnings per share), while at the same time considering surrounding competitive pressures, retention of key executive officers and individual performance as evidenced by informal evaluations. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

 1996 Compensation. To accomplish the Company's compensation policy, the executive compensation package integrates (i) annual base salary, (ii) current year performance adjustments to such salary, and (iii) stock option grants under the Company's 1995 and 1993 Plans. The overall compensation policy, as implemented, endeavors to enhance the profitability of the Company (and, thus, shareholder value) by tying the financial interests of the management with those of the Company.

 Base Salary. The Compensation Committee, upon the recommendation of the CEO, initially determines the amount of executive officer base salary based on factors such as prior level of pay, quality of experience, responsibilities of position and salary levels of similarly positioned executives in other companies.


 For all officers, raises are determined subjectively by recommendation of the CEO and which are approved by the Compensation Committee. Such raises are based upon informal evaluation by the CEO and, to a lesser extent, other executive officers.

 Performance Adjustments. Once base salary has been determined, the Compensation Committee divides the executive officers into two groups: Operating Officers and Administrative Officers. The Operating Officers consist of Mr. Stewart (CEO), Mr. Graham (Vice President-Aircraft Modifications), Mr.
Woodson (Vice President-Avionics), Mr. Fischrupp (President-
BNSI), and Mr. Eisenbath (President-RFI). The Administrative Officers consists of the remaining executive officers, Mrs. Ruskey (Vice President-Chief Financial Officer) and Mr. Matukewicz (Treasurer). For Mr. Fischrupp and Mr. Eisenbath, the Company has in place a Performance Plan which couples the executive's cash compensation with specific improvements in the Company's operating income. Each Performance Plan is specific to the Operating Officer's segment. Generally, the incentive bonus is five percent (5%) of the business segment net income before income taxes from the business segment currently under the control of the officer.


Business segment net income is defined to include all ordinary and necessary business expenses associated with the operations and financing of the business segment but does not include an allocation of corporate overhead.

 In 1996, Mr. Fischrupp and Mr. Eisenbath received performance adjustments.

 Administrative Officers do not participate in the Performance
Plan and, thus, do not receive a performance incentive bonus.

 Stock Option Awards. The Compensation Committee may also award stock options to executive officers under the 1995 and 1993 Plans. In general, the Committee believes that stock options are an effective incentive for executive to create value for shareholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. Obviously, when shareholder value decreases, the stock options granted to executives either decrease in value or have no value.

 In 1996, the Compensation Committee granted 410,000 options to executive officers.

 President and CEO Compensation. Clark D. Stewart, President and CEO of the Company, entered into a five year employment agreement with the Company. The Compensation Committee granted to Mr. Stewart 50,000 options subjectively based upon his performance.

 Summary. The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this senior management focus. The Compensation Committee believes that the compensation levels during 1996 adequately reflect the Company's compensation goals and policies.

 The Compensation Committee report is submitted by:

   Randal W. Wagoner Clark D. Stewart
  William A. Griffith  William E. Logan

             STOCK PERFORMANCE GRAPH

 In April 1994, the Company acquired R F, Inc., and thereby entered into the Food Distribution Industry. Until April 1994, the Company's largest business segment was Temporary Services. The Company entered into the Temporary Services segment in December 1990. This segment became inactive on June 3, 1994, due to the loss of its only customer. Therefore, in order to provide a representative companion of the Company's stock performance, the following chart compares the cumulative stockholder return on the Company's common stock for the last five years with the cumulative return on the NASDAQ Stock Market Index and an industry peer group index (based upon companies which are traded on a listed exchange) for each the Temporary Services industry and the Food Distribution industry. The following chart assumes $100 invested May 1, 1990, in each of the above groups. The total return assumes the reinvestment of dividends.

          INDEPENDENT PUBLIC ACCOUNTANTS
                 (Proposal No. 2)

 The Company engaged Arthur Andersen LLP to audit the financial statements for the year ended April 30, 1996, and 1995. Arthur Andersen LLP was able to express an opinion on the financial statements for the year ended April 30, 1996, and 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

 The Company has selected Arthur Andersen LLP to be the independent public accountants for fiscal year 1997 and recommends that the appointment of the auditors be ratified by the Shareholders. Although Shareholder approval is not required, it is the policy of the Board of Directors to request, whenever possible, Shareholder ratification of the appointment or reappointment of independent public accountants.

The Board of Directors recommends a vote "FOR" the shareholder ratification of Arthur Andersen LLP as the Company's independent public accountant.


                CHANGE OF DOMICILE
                 (Proposal No. 3)

  The Board of Directors has recommended, subject to the approval of the stockholders of the Company and subject to the right of the Board of Directors to determine not to proceed in certain circumstances, that the Company changes its domicile (i.e. state of incorporation) from the State of Minnesota to the State of Delaware (the "Reincorporation") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") between the
Company and Butler National Corporation, a Delaware corporation ("Butler-Delaware"). The following discussion summarizes certain aspects of the Reincorporation and the Merger Agreement. This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to the "COMPARISON OF MINNESOTA AND
DELAWARE CORPORATE LAW" attached as Appendix A to this Proxy Statement, the Merger Agreement, a copy of which is attached to this Proxy Statement as Exhibit A, the Certificate of Incorporation of Butler-Delaware (the "Delaware Certificate"), a copy of which is attached to this Proxy Statement as Exhibit B, and the Bylaws of Butler-Delaware (the "Delaware Bylaws"), a copy of which is attached to this Proxy Statement as Exhibit C. Copies of the Articles of Incorporation and the Bylaws of the Company (the "Minnesota Articles" and the "Minnesota Bylaws," respectively) are available for inspection at the principal executive office of the Company and copies will be sent to shareholders, without charge, upon oral or written request directed to:
Stephanie S. Ruskey, Vice-President, Butler National
Corporation, 1546 East Spruce Road, Olathe, Kansas 66061,
Telephone Number: (913) 780-9595. In this discussion of the Reincorporation, the terms "Company" or "Butler-Minnesota" refer to the existing Minnesota corporation and the term "Butler-Delaware" refers to the new Delaware corporation which is the proposed successor to Butler-Minnesota.

 THE BOARD OF DIRECTORS HAS UNANIMOUSLY
APPROVED AND, FOR THE REASONS DESCRIBED BELOW
UNDER "PRINCIPAL REASONS FOR THE
REINCORPORATION," UNANIMOUSLY RECOMMENDS
THAT THE SHAREHOLDERS APPROVE AND ADOPT THE
MERGER AGREEMENT AND THE REINCORPORATION
PROPOSAL.

Principal Reasons for the Reincorporation

 For many years the State of Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations have been initially incorporated in Delaware or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as a state of incorporation for many corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the Delaware General

Corporation Law ("Delaware Law") and establishing public policies with respect to corporations incorporated in Delaware. Consequently, Delaware Law is comparatively well known and understood. It is anticipated that, as in the past, Delaware Law will continue to be interpreted and explained in a number of significant court decisions. The Board of Director believes that reincorporation in Delaware should provide greater predictability with respect to the Company's corporate affairs. As one of the effects of the proposed Reincorporation, the Company may be able to expand the scope of its indemnification of directors, officers and key employees and to limit the liability of its directors in a broader range of circumstances than permitted under Minnesota Law. See "COMPARISON OF MINNESOTA
AND DELAWARE CORPORATE LAW" attached as
Appendix A to this Proxy Statement. The Board of Directors has not viewed the increased protections permitted under Delaware
Law as a reason for recommending the Reincorporation.  The
Board, however, believes that the Company will benefit from having the ability to provide its directors, officers and employees protections equivalent to those provided by other Delaware corporations. Shareholders should note however that since members of the Board of Directors will receive the benefit of expanded indemnification provisions and limitations on liability, the Board members may be viewed as having a personal interest in the approval of the Reincorporation at the potential expense of shareholders.

 In addition, the Company no longer has any business operations in Minnesota, and consequently, no longer generally retains counsel licensed to practice law in Minnesota. Thus, the Company has been and will be (absent the Reincorporation) required to incur additional expenses to retain Minnesota counsel in most transactions involving the Company and to advise the Company when issues of Minnesota Law arise.

Possible Disadvantages of Reincorporation

 Shareholders should be aware, that Delaware Law has been publicly criticized on the grounds that it does not afford minority shareholders all the same substantive rights and protections that are available under the laws of a number of other states
(including Minnesota) and that, as a result of the proposed Reincorporation, the rights of shareholders will change in a number of important respects. For example if the Reincorporation is consummated, the Company will not be required in the future under Delaware Law to obtain shareholder approval, or to grant class voting and appraisal rights, in connection with certain kinds of mergers and corporate reorganizations which under Minnesota Law would be subject to those requirements. For information regarding those and other material differences between Minnesota Law and Delaware Law, see Appendix A attached to this Proxy Statement. The Board of Directors believes that the advantage of the Reincorporation to the Company and its shareholders outweigh its possible disadvantages.

 SHAREHOLDERS ARE URGED TO READ THE SUMMARY
OF CERTAIN SIGNIFICANT DIFFERENCES IN THE
PROVISIONS OF MINNESOTA AND DELAWARE LAWS
AFFECTING THE RIGHTS AND INTERESTS OF
SHAREHOLDERS SET FORTH IN APPENDIX A ATTACHED
TO THIS PROXY STATEMENT

Principal Features of the Reincorporation

 The Reincorporation will be affected by the merger (the
"Merger") of Butler-Minnesota with and into Butler-Delaware, which will be incorporated under Delaware Law as a wholly-owned subsidiary of Butler-Minnesota for purposes of the Merger. Butler-Delaware will be the surviving corporation in the Merger and will continue under the name "Butler National
Corporation". Butler-Minnesota will cease to exist as result of the Merger.

 The Merger will not become effective until approval of the Reincorporation Proposal by the holders of a majority of the outstanding shares of Common Stock is obtained and the Merger Agreement or an appropriate certificate of merger is filed with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of Minnesota.

 At the effective time of the Merger, the Company will be governed by the Delaware Certificate, the

Delaware Bylaws and Delaware Law.

 Upon completion of the Merger, each outstanding share of Common Stock, par value $.01 per share, of Butler-Minnesota will be converted into one share of Common Stock, $.01 par value, of Butler-Delaware. As a result, the existing shareholders of Butler-Minnesota will automatically become shareholders of Butler-Delaware, Butler-Minnesota will cease to exist and Butler-Delaware will continue to operate the business of the Company under the name "Butler National Corporation." Butler-Minnesota stock certificates will be deemed to represent the same number of Butler-Delaware shares as were represented by such Butler-Minnesota stock certificates prior to the Reincorporation. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO
EXCHANGE THEIR BUTLER-MINNESOTA STOCK
CERTIFICATES FOR BUTLER-DELAWARE STOCK
CERTIFICATES. Following the Reincorporation, previously outstanding Butler-Minnesota stock will constitute "good delivery" in connection with sales through a broker, or otherwise, of shares of Butler-Delaware. The Butler-Delaware Common Stock will be listed on the NASDAQ Small Cap Market as the Common Stock of Butler-Minnesota is presently listed. Upon completion of the Reincorporation, the authorized capital stock of Butler-Delaware will consist of 40,000,000 shares of Common Stock, $.01 par value and 200,000 shares of Preferred Stock $5 par value, which is identical to the authorized capital stock of Butler-Minnesota.

 The Reincorporation will not result in any change to the daily business operations of the Company or the present location of the principal executive offices of the Company in Olathe, Kansas. The consolidated financial condition and results of operations of Butler-Delaware immediately after the consummation of the Reincorporation will be identical to that of Butler-Minnesota immediately prior to the consummation of the Reincorporation.
In addition, at the effective time of the Merger, the Board of Directors of Butler-Delaware will consist of those persons who currently are directors of the Company, all of whom are nominees for re-election at the Annual Meeting. In addition, the individuals serving as executive officers of Butler-Minnesota immediately prior to the Merger will serve as executive officers of Butler-Delaware upon the effectiveness of the Merger.

 Pursuant to the Merger Agreement, each option or right to purchase a share of Butler-Minnesota Common Stock outstanding immediately prior to the effective time of the Merger will become an option or right to purchase a share of Butler-Delaware
Common Stock upon the same terms and conditions as existed immediately prior to the effective time of the Merger. Future options and rights, if any, granted under the 1989 Nonqualified Option Plan, the 1993 Nonqualified Option Plan I, the 1993 Nonqualified Option Plan II and the 1995 Nonqualified Option
Plan (collectively the "Plans") or otherwise will be for shares of Butler-Delaware Common Stock.

 A vote for approval and adoption of the Merger Agreement and Reincorporation Proposal will also constitute specific approval of the Delaware Certificate and the Delaware Bylaws. In addition, a vote for approval and adoption of the Merger Agreement and Reincorporation Proposal will constitute approval of the assumption by Butler-Delaware of the Plans and agreements of Butler-Minnesota, and the substitution of shares of Butler-Delaware Common Stock for shares of Butler-Minnesota
Common Stock as the security to be received upon exercise of options, if any, granted in the future under the Plans.

 Confirmation and adoption of the Merger Agreement and the Reincorporation Proposal will affect certain rights of shareholders. Accordingly, shareholders are urged to read carefully this entire Proxy Statement, the Appendices and the Exhibits to the Proxy Statement before voting.

Dissenters' Rights of Appraisal

 The holders of the Company's Common Stock have the right to dissent from the Reincorporation and receive from the Company payment in cash the value of the shares. In general, to exercise dissenters' rights under Minnesota Law, a dissenting shareholder must file with the Company before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action. The failure by a holder to vote against the Reincorporation will not constitute a waiver of the holder's appraisal rights. A vote against the

Reincorporation by a holder of Common Stock will not satisfy the required notice requirement under Minnesota Law. After the proposed action has been approved by the shareholders the Company must send a notice to all shareholders who have properly filed notices of objection and not voted in favor of the Reincorporation that the action has been approved and providing them a copy of the Minnesota Law regarding exercise of dissenter's rights. A dissenting shareholder desiring to exercise appraisal rights must then demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after receipt from the Company of the notice that the proposed action has been approved by the required vote of the shareholders. After the corporate action takes effect, the Company must remit to each dissenting shareholder who has complied with the requirements of law, the amount the Company estimates to be the fair value of the shares. If a dissenter believes that the amount remitted is less than the fair value of the shares plus interest, the dissenter shall give written notice to the corporation of the dissenters' own estimate of the fair value of the shares plus interest within 30 days after the Company mails the remittance.

 The foregoing is merely a summary of the procedures for a shareholder to exercise dissenters' rights, which summary is qualified in its entirety by reference to the provisions of Minnesota Law setting forth the procedures for a holder of Company Common Stock to exercise appraisal rights which is attached to this Proxy Statement as Appendix B. If the Reincorporation is not consummated then no shareholder will be entitled to dissenters' rights.

Amendment, Deferral or Termination of the Merger Agreement

 If approved by the shareholders at the Annual Meeting, it is anticipated that the Reincorporation will become effective at the earliest practicable date. However, the Merger Agreement provides that the Merger Agreement may be amended, modified or supplemented before or after approval by the shareholders of the Company; but no such amendment, modification or supplement may be made if it would have a material adverse effect upon the rights of the Company's shareholders unless it has been approved by the shareholders. The Merger Agreement also provides that the Company may terminate and abandon the Merger or defer its consummation for a reasonable period, notwithstanding shareholder approval, if in the opinion of the Board of Directors or, in the case of deferral, of an authorized officer, such action would be in the best interests of the Company and its shareholders. The Merger Agreement provides that the consummation of the Merger is subject to certain conditions, including the absence of pending or threatened litigation regarding the Reincorporation. In addition, the Board of Directors of the Company has indicated that it will likely terminate the Reincorporation if the Company has received notices of exercise of appraisal rights, with respect to, in excess of 1% of the shares of the Common Stock of the Company outstanding.

Federal Income Tax Consequences of the Reincorporation

 The Company has been advised by counsel that, for federal income tax purposes, no gain or loss will be recognized by the holders of Common Stock or options to purchase Common Stock as a result of the consummation of the Reincorporation and no gain or loss will be recognized by Butler-Minnesota or Butler-Delaware. Each holder of Common Stock will have the same basis in the Butler-Delaware Common Stock received pursuant to the Reincorporation as he had in the Common Stock held immediately prior to the Reincorporation, and his holding period with respect to the Butler-Delaware Common Stock will include the period during which he held the corresponding Common
Stock, so long as the Common Stock was held as a capital asset at the time of consummation of the Reincorporation.

 ALTHOUGH IT IS NOT ANTICIPATED THAT STATE OR
LOCAL INCOME TAX CONSEQUENCES TO
SHAREHOLDERS WILL VARY FROM THE FEDERAL
INCOME TAX CONSEQUENCES DESCRIBED ABOVE,
SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX
ADVISORS AS TO THE EFFECT OF THE
REINCORPORATION UNDER STATE, LOCAL OR FOREIGN
INCOME TAX LAWS.

 Butler-Minnesota has also been advised by legal tax counsel that Butler-Minnesota will not recognize gain or loss for Federal income tax purposes as a result of the Merger, and that Butler-Delaware will succeed without adjustment to the tax attributes of Butler-Minnesota. Butler-Minnesota is currently subject to state income taxation in Minnesota. If the Reincorporation is approved, Butler-Delaware will be obligated to pay an annual franchise tax in Delaware, which the Company believes to be immaterial.


Vote Required and Board of Directors' Recommendation

 The Merger Agreement and the Reincorporation Proposal have been approved by the Board of Directors of Butler-Minnesota.
In order to approve and adopt the Merger Agreement and the Reincorporation Proposal, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required.

 The Board of Directors unanimously recommends that the shareholders vote "FOR" the approval and adoption of the Merger Agreement and the Reincorporation Proposal.

                  OTHER MATTERS

 Management knows of no other matters that will be presented at the meeting. If any other matter arises at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

 The Annual Report of the Company for the fiscal year 1996 is enclosed. The 1996 Annual Report includes the Annual Report on Form 10-K containing the Company's financial statements for the fiscal year ended April 30, 1996.

 A copy of Form 10-K and the Annual Report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing to the Company at the address noted on the first page of this Statement.



 By Order of the Board of Directors




 WILLIAM A. GRIFFITH, Secretary

                    APPENDIX A

      COMPARISON OF  MINNESOTA AND DELAWARE
CORPORATE LAW


 Minnesota Law and Delaware Law differ in many respects, and consequently, it is not practical to summarize all of the differences. The following, however, is a summary of certain significant differences in such laws which may affect the rights and interests of the Company's shareholders as a result of the Reincorporation.

Vote Required for Certain Mergers and Consolidations

 Delaware Law relating to mergers and other corporate reorganizations differs from Minnesota Law in a number of respects. Generally, Minnesota Law requires a shareholder vote in more situations than does Delaware Law. Both Minnesota and Delaware Law provide for a shareholder vote (except as indicated below and for certain "short-form mergers" between a parent corporation and its 90 percent owned subsidiaries) of both the acquiring and acquired corporation to approve mergers and of the selling corporation for the sale by a corporation of all or substantially all of its assets. Both Minnesota Law and Delaware Law provide for a shareholder vote to approve the dissolution of a corporation. In addition, Minnesota Law requires the affirmative vote of a majority of the outstanding shares in a variety of transactions more fully set forth below.

 Delaware Law does not require a shareholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each outstanding or treasury share of the surviving corporation in the merger is unchanged after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20 percent of the shares outstanding immediately prior to such issuance. Minnesota Law contains a similar exception to its voting requirements for reorganizations if (i) the articles of the corporation will not be amended; (ii) each holder of shares that were outstanding immediately before the effective time of the transaction will hold the same number of shares with identical rights immediately thereafter; (iii) the voting power of the outstanding shares entitled to vote immediately after the merger, plus the voting power of the shares entitled to vote issuable on conversion of, or on the exercise of rights to purchase, securities issued in the transaction, will not exceed by more than 20 percent, the voting power of the outstanding shares entitled to vote immediately before the transaction; and (iv) the number of participating shares immediately after the merger, plus the number of participating shares issuable on conversion of, or on the exercise of rights to purchase, securities issued in the transaction, will not exceed by more than 20 percent, the number of participating shares immediately before the transaction.

 Under Delaware Law, a corporation may sell all or substantially all of its assets with the approval of a majority of the outstanding stock entitled to vote thereon. Minnesota Law requires the approval of a majority of the voting shares entitled to vote for the sale of all or substantially all of the corporate assets, including goodwill, not in the usual and regular course of business.

Class Vote for Certain Reorganizations

 With certain exceptions, Minnesota Law requires that a merger or reorganization and certain sales of assets or similar transactions be approved by a majority vote of each class or series of shares outstanding and entitled to vote if any provision of the plan would, if contained in a proposed amendment to the articles, entitle the class or series of shares to vote as a class or series, and, in an exchange, if the class or series is included in the exchange. Delaware Law generally does not require class voting, except in circumstances where the transaction involves an amendment to the certificate of incorporation which would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class, or alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

Anti-Takeover Laws

 Delaware Law provides somewhat less protection to the Company against potentially undesirable takeovers than Minnesota Law. In general, Section 203 of Delaware Law
("Section 203") prevents an "Interested Stockholder" (which is defined in Section 203 generally as any person that, individually or with others, owns 15 percent or more of the outstanding voting securities of a corporation), from engaging in a "Business Combination" (which is defined to include, among other transactions, any merger or consolidation with, or sale or disposition of a substantial amount of assets to, an Interested Stockholder) with a Delaware corporation for three years following the date such person became an Interested Stockholder unless certain conditions (such as approval by the Board of Directors) are met. Minnesota Law defines an interested shareholder as any person that owns 10% or more of the outstanding voting securities of a corporation. Moreover, Minnesota Law provides for limitation on Business Combinations a period of four years following the interested shareholder's share acquisition date unless the business combination or share acquisition is approved by a committee of the board pursuant to specific qualifications.

 In addition, Minnesota has adopted a Control Share Acquisition
Act ("CSAA") which has no comparable provision under Delaware Law. The CSAA generally limits the voting rights of a shareholder acquiring a substantial percentage of the voting shares of a corporation in an attempt to takeover or otherwise becoming a substantial shareholder, unless holders of the majority of the voting power of the disinterested shares approve full voting rights for such substantial shareholder. The CSAA provides that, generally, a person who becomes a beneficial owner of 20% or more of the voting power of the shares of an issuing public corporation in the election of directors may exercise only an aggregate of 20% of the voting power of the corporation's shares in the absence of special shareholder approval. That approval can be obtained only by resolution adopted by (i) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, including all shares held by the acquiring person and (ii) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, excluding all "Interested Shares" (i.e. shares held by the acquiring person, any officer of the issuing public corporation or any director who is also an employee of the corporation).

Cumulative Voting

 Under Delaware Law, cumulative voting (which permits holders of less than a majority of the voting securities of a corporation to cumulate their votes and elect a director in certain situations) is not available unless so provided in the corporation's certificate of incorporation. Under Minnesota Law, a corporation will have cumulative voting unless such right is denied in the Articles of Incorporation. Cumulative voting has been specifically denied in the charter documents of both Butler-Minnesota and Butler-
Delaware. Furthermore, in Minnesota, no amendment to the articles of incorporation or bylaws which has the effect of denying or modifying cumulative voting rights for directors shall be adopted if the votes of a proportion of the voting power sufficient to elect a director at an election of the entire board under cumulative voting are cast against the amendment.

Dividends

 Minnesota Law provides that a corporation board may authorize any distribution, including dividends, if the board determines that the corporation will be able to pay its debts in the ordinary course of business after making the distribution and the board does not know prior to the distribution that the determination was or has become erroneous.

 Delaware Law provides that a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets). The
Delaware Certificate contains no restriction on the payment of dividends. Additionally, Delaware Law provides, that, in general, a corporation may redeem or repurchase its shares only out of surplus.

Appraisal Rights in Mergers

 Under both Minnesota Law and Delaware Law, a dissenting shareholder of a corporation participating in certain transactions may, in certain circumstances, receive cash in the amount of the fair value of his or her shares (as determined by a court) in lieu of the consideration otherwise receivable in any such transaction. Unless a Delaware corporation's certificate of incorporation provides otherwise (which the Delaware Certificate does not), Delaware Law does not require these dissenters' rights with respect to (i) a sale of assets; (ii) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or widely held (by more than 2,000 stockholders), if such stockholders receive shares of the surviving corporation or of such a listed or widely held corporation; or (iii) stockholders of a corporation surviving a merger if no vote of the stockholders is required to approve the merger. Under Delaware
Law, no vote of the stockholders of the surviving corporation is required if the number of shares to be issued in the merger does not exceed 20 percent of the shares of the surviving corporation outstanding immediately prior to the merger and certain other conditions are met. Minnesota Law does, in general, afford dissenters' rights in a sale, lease, transfer or other disposition of all or substantially all of the corporate assets (subject to certain limited exceptions); a plan of merger; a plan of exchange in which the corporation's shares will be acquired, if the shares are entitled to vote; or any other corporate action taken pursuant to shareholder vote with respect to which the articles, bylaws, or a resolution directs that dissenting shareholders may obtain payment for their shares; and, when amendment of the articles would materially and adversely affect the rights or preferences of the shares of the dissenter in that the amendment alters or abolishes preferential rights; creates, alters or abolishes a right to share redemption; alters or abolishes a preemptive right; or, excludes or limits a voting right.

Indemnification of Officers and Directors and Liability of Directors

 Both Delaware Law and Minnesota Law allow a corporation to include in its certificate of incorporation or articles of incorporation, respectively, a provision which eliminates, in certain circumstances, a director's personal liability for breach of fiduciary duties and a provision which authorizes the corporation to indemnify its agents. The Minnesota Articles and the Delaware Certificate contain substantially identical liability limitation provisions.

 However, due to certain differences between Minnesota Law and Delaware Law, Butler-Delaware will be able to provide indemnification of its officers and directors under a somewhat broader range of circumstances than currently permitted under Minnesota Law as Delaware Law provides that indemnification and advancement of expenses specifically provided under Delaware Law is not exclusive of any other right to indemnification to which a covered person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Delaware Bylaws provide that the Company shall have the power to give any further indemnity to any person who is or was a director, officer, employee or agent, or to any person who was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise; provided, no such indemnity shall indemnify any person from or on account of such persons conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or wilful misconduct, or if it is determined by a final judgment or other final adjudication by a court of confident jurisdiction considering the question of indemnification that any such payment of indemnification is or would be in violation of applicable law. As a result, under Delaware Law, the Company will be able to provide indemnification and advancement of expenses in a broader range of circumstances than under Minnesota Law.

 The Company has not experienced any difficulty in recruiting qualified directors and none of the existing members of the Board of Directors has indicated an intention to resign if the Reincorporation is not approved. Except for the claim against Clark Stewart in the Shadwick matter (See page 9), no claim has been threatened or asserted against any director, officer or employee of the Company's in his capacity as such (which is already covered by indemnity by the Company). The Company believes, however, that it is important to continue to provide the Company's directors and officers with protection from the risk of litigation and personal liability, and thereby ensure that the Company can continue to attract and retain experienced individuals to serve as directors and officers and that the directors and officers will continue to consider all possible alternatives when making business decisions. Accordingly, the Board of Directors has determined that it is in the best interests of the stockholders of Butler-Delaware that Butler-Delaware include a Delaware Director Liability Provision
(as defined below) and Delaware Indemnification Provisions (as defined below) in its charter documents in order to take full advantage of the protections permitted under Delaware Law. Butler-Delaware will therefore continue to indemnify its officers, directors and key employees and to provide limited liability for its directors.

Director Liability

 The Delaware Certificate includes a provision which eliminates the directors' personal liability for monetary damages to the full extent permitted by Delaware Law (the "Delaware Director
Liability Provision"). The Delaware Director Liability Provision would eliminate the liability of Directors to Butler-Delaware and its stockholders for monetary damages arising out of any violation by a director of his fiduciary duty of due care. Under Delaware Law, however, the Delaware Director Liability Provision would not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or (iv) any transaction from which the Director derived an improper benefit.
The Delaware Director Liability Provision also would not affect a Director's liability under the federal securities laws or the recovery of damages by third parties. Furthermore, while pursuant to Delaware Law the limitation on liability afforded by the Delaware Director Liability Provision would eliminate a Director's personal monetary liability for breach of the Director's duty of due care, it will not eliminate the duty of due care. The Directors would remain subject to equitable remedies, such as actions for injunction or rescission, although such remedies, whether as a result of timeliness or otherwise, may not be effective in all situations. Furthermore, the Delaware Certificate would have no effect on any liability arising by virtue of any act or omission by a director which occurred prior to the effective date of the Reincorporation. With regard to directors who are also officers of Butler-Delaware, these persons would be insulated from liability only with respect to their conduct as directors and would not be insulated from liability for acts or omissions in their capacity as officers. The Minnesota provisions are substantially identical.


Indemnification

 Delaware Law provides a detailed statutory framework covering indemnification of directors, officers, employees or agents of the corporation against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors, officers, employees or agents. Section 145 of Delaware Law ("Section 145") provides that a director, officer, employee or agent of a corporation (i) shall be indemnified by the corporation for expenses in defense of any action or proceeding if such person is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation, (ii) may, in actions other than actions by or in the right of the corporation (such as derivative actions), be indemnified for expenses, judgments, fines, amounts paid in settlement of such litigation, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he did not have reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (but not judgments or settlements) of any action by the corporation or a derivative action (such as a suit by a stockholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the director has been adjudged liable to the corporation.

 The Delaware Certificate takes full advantage of the permissive Delaware indemnification laws, and both the Delaware Certificate and Delaware Bylaws include provisions (the "Delaware Indemnification Provisions") which provide that: (i) Butler-Delaware is required to indemnify its officers and directors to the full extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) Butler-Delaware may, by action of the Board of Directors, provide indemnification to employees and other agents of Butler-Delaware with the same scope and effect as the foregoing indemnification of officers and directors; and (iii) Butler-Delaware may adopt bylaws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the Delaware Certificate. As noted above, the Delaware Bylaws provide for indemnification unless the conduct of the person in question is knowingly fraudulent, deliberately dishonest or willful misconduct.

 Minnesota Law provides for mandatory indemnification (as opposed to optional indemnification under Delaware Law) in generally the same circumstances as Delaware Law provided certain criteria are met, and also provides that corporations are permitted to limit the scope of indemnification through bylaw provisions, agreements or other corporate action. However, Minnesota Law (unlike Delaware Law) does not authorize a corporation to provide indemnification greater than that specified in Minnesota Law. Thus, on the whole, Minnesota Law offers less indemnification protection than that which can be offered by corporations to directors, officers and other key employees under Delaware Law.

 The Delaware Indemnification Provisions are intended to indemnify Butler-Delaware's officers and directors to the full extent permitted under Delaware Law and, if the Board of Directors so determines, to provide indemnification protection to employees and other agents of Butler-Delaware. In addition, the Delaware Indemnification Provisions will enable Butler-Delaware in the future, if approved by the Board of Directors, to enter into indemnification agreements with its directors, officers, employees or agents. As stated above, the Company does not currently intend to enter into any such agreements. The shareholders should note that since the members of the Board of Directors will be beneficiaries of the Delaware Indemnification Provisions, the Board members may be viewed as having a personal interest in the approval of the Reincorporation at the potential expense of the shareholders.

Possible Consequences of Indemnification and Directors' Limited
Liability Generally

 The Delaware Director Liability Provision and the Delaware
Indemnification Provisions could, under certain circumstances, have an adverse impact on Butler-Delaware. In the event that Butler-Delaware is injured as a result of a Director's breach of fiduciary duties, including in connection with a takeover attempt, the Delaware Director Liability Provision may prevent Butler-
Delaware from recovering compensation from the Director for damage it has suffered. In addition, the Delaware
Indemnification Provision may require Butler-Delaware to pay the costs of a legal defense and legal judgment arising out of injuries to third parties caused by the acts of its directors, officers or third parties acting on behalf of Butler-Delaware which Butler-Delaware would not otherwise be obligated to pay.

Loans to Officers and Employees

 Under Delaware Law, a corporation may make loans to, or guarantee the obligations of, or otherwise assist, its officers and other employees and those of its subsidiaries (including a director who is an officer or employee of the corporation or its subsidiaries) when such action, in the judgment of the corporation's board of directors, may reasonably be expected to benefit the corporation. Under Minnesota Law, a majority of directors present must approve such transactions and such loans, guarantees, sureties or other financial assistance must be in the usual and regular course of the business of the corporation; with, or for the benefit of, a related organization, an organization in which the corporation has a financial interest, a business relationship with, or to which the corporation has the power to make donations; with, or for the benefit of, an officer or other employee of the corporation or a subsidiary and must reasonably be expected to benefit the corporation; or, such action must be approved by two-thirds vote of disinterested shareholders or a unanimous vote of all outstanding shares whether or not they are entitled to vote.

Voting by Ballot

 The Delaware Certificate provides that the election of directors need not be by written ballot unless requested by the Chairman of the Board of Directors or by a majority of the outstanding shares entitled to vote in the election of directors that are present or represented by proxy at a meeting at which directors are to be elected. Minnesota Law has no comparable provision, but expressly provides that the method of election may be imposed by or in the manner provided in the articles of incorporation or bylaws.

Inspection of Shareholder Lists

 Minnesota Law grants an absolute right of inspection of the corporate records and books, including all stocks subscribed, transferred, cancelled, or retired. Delaware Law does not provide any similar absolute right of inspection, but does grant any stockholder of record of a corporation the right to inspect the stockholder list of the corporation for any purpose reasonably related to such person's interest as a stockholder and, for a ten-day period preceding a stockholder meeting, for any purpose germane to the meeting.

Special Shareholder Meetings

 The holders of 10% or more of the voting power of the shares entitled to vote generally have an absolute right to demand a special meeting of shareholders under Minnesota Law. Shareholders of Delaware corporations are not entitled to demand special meetings unless so authorized by the corporation's certificate of incorporation or bylaws. Under Butler-Delaware's Bylaws, special meetings may not be called by the shareholders but only by the officers or the Board of Directors.

                    APPENDIX B

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS. -
Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

 (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

  (1) alters or abolishes a preferential right of the shares;

  (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

  (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

  (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

 (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition.

 (c) A plan of merger to which the corporation is a party, except as provided in subdivision 3;

 (d) A plan of exchange to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

 (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

 Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

 (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.
473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

 Subd. 3. Rights not to apply. The right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

 Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS'
RIGHTS. - Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

 (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate actions referred to in section
302A.471, subdivision 1 or the successor by merger of that issuer.

 (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

 (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1 up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

 Subd.2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

 Subd.3. Notice of dissent. If a proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

 Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

 (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

 (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

 (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

 (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

 (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

 Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

 (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

 (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate;
and

 (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

 (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reasons for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

 (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

 Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

 Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

 Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraiser appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

 (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

 (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.